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                                                                 Exhibit 99.01


The Private Securities Litigation Reform Act of 1995, as amended (the "Act"), provides a "safe harbor" for "forward-looking statements" (as defined in the Act). The Company's filings with the Securities and Exchange Commission (the "SEC"), including its Annual Report on Form 10-K, Summary Annual Report to Shareholders, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (along with any exhibits to such filings as well as any amendments to such filings), press releases, other written or oral statements made by or on behalf of the Company, may include, refer to or incorporate by reference forward-looking statements that reflect the Company's current view (as of the date such forward-looking statement is made) with respect to future events, prospects, projections and/or financial performance. These forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those contemplated, projected, anticipated or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to:

o uncertainties relating to general economic, political, business, industry, regulatory and market conditions;

o the loss of one or more key customer or supplier relationships, such as pharmaceutical and medical/surgical manufacturers for which alternative supplies may not be available or easily replaceable, or unfavorable changes to the terms of those relationships, or changes in customer mix;

o changes in manufacturers' pricing, selling, inventory, distribution or supply policies or practices, including policies concerning price inflation or deflation;

o uncertainties related to the re-negotiation of distribution service agreements entered into in connection with the Company's Pharmaceutical Distribution business model transition with respect to how the Company is compensated for the logistical, capital and administrative services that it provides to branded pharmaceutical manufacturers;

o the Pharmaceutical Distribution business' continued dependence upon pharmaceutical price inflation, which price inflation is often unpredictable, either as a component of compensation from a distribution service agreement or as the sole form of compensation from certain branded pharmaceutical manufacturers;

o changes in the distribution or outsourcing pattern for pharmaceutical and medical/surgical products and services, including an increase in direct distribution or a decrease in contract packaging by pharmaceutical manufacturers;

o the costs, difficulties, and uncertainties related to the integration of acquired businesses, including liabilities related to the operations or activities of such businesses prior to their acquisition;

o the costs, difficulties, and uncertainties related to the organizational changes that combine the Company's distribution businesses into a single operating unit;

o changes to the presentation of financial results and position resulting from adoption of new accounting principles or upon the advice of the Company's independent accountants or the staff of the SEC;

o    weaknesses in internal controls and procedures;

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o    difficulties and costs associated with enhancing the Company's accounting systems and internal controls and complying with financial reporting requirements;

o changes in government regulations or the Company's failure to comply with those regulations or other applicable laws;

o the results, effects or timing of any internal or external inquiry or investigation, including those by any regulatory authority and any related legal and administrative proceedings, which may include the institution of administrative, civil injunctive or criminal proceedings against the Company and/or current or former Company employees, officers and/or directors, as well as the imposition of fines and penalties, suspensions or debarments from government contracting, and/or other remedies and sanctions;

o    the impact of previously announced restatements;

o the costs and effects of commercial disputes, shareholder claims, derivative claims or other legal proceedings;

o the costs, effects, timing or success of restructuring programs or plans, including facility rationalizations;

o downgrades of the Company's credit ratings, and the potential that such downgrades could negatively impact the Company's access to capital or increase the Company's cost of capital;

o increased costs for the raw materials used by the Company's manufacturing businesses or shortages in these raw materials, or increased fuel costs with respect to its distribution businesses;

o    the risks of counterfeit products in the supply chain;

o the possible adverse effects on the Company of the importation of pharmaceuticals and/or other health care products;

o injury to person or property resulting from the Company's manufacturing, compounding, packaging, repackaging, drug delivery system development and manufacturing, information systems, or pharmacy management services;

o competitive factors in the Company's healthcare service businesses, including pricing pressures;

o unforeseen changes in the Company's existing agency and distribution arrangements;

o the continued financial viability and success of the Company's customers, suppliers, and franchisees;

o difficulties encountered by the Company's competitors, whether or not the Company faces the same or similar issues;

o    technological developments and products offered by competitors;

o failure to retain or continue to attract senior management or key personnel;

o    uncertainties related to transitions in senior management positions;

o with respect to future dividends, the decision by the board of directors to declare such dividends, which is expected to consider the Company's surplus, earnings, cash flows, financial condition and prospects at the time any such action is considered;


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o    with respect to future share repurchase programs, the approval of the board of directors, which is expected to consider the Company's then-current stock price, earnings, cash flows, financial condition and prospects as well as alternatives available to the Company at the time any such action is considered;

o risks associated with international operations, including fluctuations in currency exchange ratios;

o costs associated with protecting the Company's trade secrets and enforcing its patent, copyright and trademark rights, and successful challenges to the validity of its patents, copyrights or trademarks;

o difficulties or delays in the development, production, manufacturing, and marketing of new products and services, including difficulties or delays associated with obtaining requisite regulatory consents or approvals associated with those activities or the failure of the Company to adequately comply with applicable regulations and quality practices or standards;

o potential liabilities associated with warranties of the Company's information systems, and the malfunction or failure of the Company's information systems or those of third parties with whom the Company do business, such as malfunctions or failures associated with date-related issues, incompatible software, improper coding and disruption to internet-related operations;

o    strikes or other labor disruptions;

o    labor, pension and employee benefit costs;

o    changes in hospital buying groups or hospital buying practices; and

o other factors described in the Company's Annual Report on Form 10-K, Summary Annual Report to Shareholders, Quarterly Reports on Form 10-Q or the other documents the Company files with the SEC including, but not limited to, the section entitled "Risk Factors That May Affect Future Results" under "Item 1:Business" in the Company's Annual Report on Form 10-K.

The words "believe," "expect," "anticipate," "project," and similar expressions generally identify "forward-looking statements," which speak only as of the date the statement was made. The Company undertakes no obligation (nor does it intend) to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required under applicable law.